


<ARTICLE> 5

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          SEP-26-1996
<PERIOD-END>                               SEP-26-1997
<CASH>                                         972,000<F1>
<SECURITIES>                                         0
<RECEIVABLES>                              101,521,000
<ALLOWANCES>                                 7,536,000
<INVENTORY>                                  4,538,000
<CURRENT-ASSETS>                            73,866,000
<PP&E>                                       6,973,000
<DEPRECIATION>                               1,068,000
<TOTAL-ASSETS>                             169,773,000
<CURRENT-LIABILITIES>                       22,631,000
<BONDS>                                    118,398,000
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                         1,000
<OTHER-SE>                                  25,873,000
<TOTAL-LIABILITY-AND-EQUITY>               169,773,000
<SALES>                                    139,917,000
<TOTAL-REVENUES>                           154,154,000
<CGS>                                       54,144,000
<TOTAL-COSTS>                               80,672,000
<OTHER-EXPENSES>                               671,000
<LOSS-PROVISION>                             6,090,000
<INTEREST-EXPENSE>                          11,935,000
<INCOME-PRETAX>                              5,479,000
<INCOME-TAX>                                 2,541,000
<INCOME-CONTINUING>                          2,938,000
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 2,938,000
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>The results of operations for the fiscal year ended September 26, 1997 are presented for comparative purposes only, and not as combined or consolidated results of operations in accordance with Generally Accepted Accounting Principles ("GAAP") nor as a replacement for the separate period results of operations presented in the Company's audited consolidated financial statements presented elsewhere in this report. These changes affect the comparability of operating data principally with respect to amortization of intangible assets associated with the "push-down" accounting basis revaluation and interest expense on the new debt. Management believes that the presentation and assessment of results of operations for the fifty-two weeks ended September 26, 1997 on a pro forma basis provides the most meaningful analysis of the Company's operating results on a comparable basis.

